Exhibit 24(b)(5)(a)

Waddell & Reed Advisors Retirement Builder

Individual Variable Annuity Application

Minnesota Life Insurance Company - A Securian Company	Fax 651-665-7942
Securian Annuity Services ● A3-9999	1-800-362-3141
400 Robert Street North ● St. Paul, Minnesota 55101-2098	www.securian.com

1. Type of Plan

	☐ Traditional IRA - Tax year		☑ Non-Qualified
	☐ Roth IRA - Tax year		☐ Corporate Non-Qualified
	☐ Inherited IRA		☐ Non-Corporate Non-Qualified (LLP or LLC)
	☐ Other		☐ Under the (state) UTMA/UGMA
2. Owner

[For UTMA/UGMA, enter custodian’s information here.]	Individual name (first, middle initial, last, suffix), or corporation name or trust title John Doe				US citizen ☑ Yes ☐ No
	☑ Male ☐ Female ☐ Entity		Date of birth or date of trust 4-2-1980	Tax I.D. (SSN or TIN) ###-##-####	If trust, is it revocable? ☐ Yes ☐ No
	Street address 123 Mail Street			City Anytown
	State Mn	Zip code 33333	E-mail address		Telephone number 543-123-2222
3. Joint Owner (if applicable)

	Individual name (first, middle initial, last, suffix)				US citizen ☐ Yes ☐ No
	☐ Male ☐ Female		Date of birth	Tax I.D. (SSN)	Relationship to owner

	Street address			City

	State	Zip code	E-mail address		Telephone number
4. Annuitant

[Complete only if the individual annuitant is not the same as owner.	Individual name (first, middle initial, last, suffix)				US citizen ☐ Yes ☐ No
	☐ Male ☐ Female		Date of birth	Tax I.D. (SSN)	Relationship to owner

For UTMA/UGMA, enter minor’s information here.]	Street address			City
	State	Zip code	E-mail address		Telephone number
5. Joint Annuitant (if applicable)

[Complete only if the joint annuitant is not the same as owner.]	Individual name (first, middle initial, last, suffix)				US citizen ☐ Yes ☐ No
	☐ Male ☐ Female		Date of birth	Tax I.D. (SSN)	Relationship to annuitant
	Street address			City
	State	Zip code	E-mail address		Telephone number

ICC12-70215 Rev 3-2012	Page 1 of 5

6. Beneficiary(ies)
[Primary beneficiary designations must total 100%.	Name Mary Doe
Contingent beneficiary designations must total 100%.	☐ Male ☑ Female ☐ Entity	Date of birth 4-2-1986	Tax I.D. (SSN or TIN) ###-##-####
	Relationship to owner Wife		Type of beneficiary ☑ Primary ☐ Contingent	Percentage 100%
Address
Please identify any additional beneficiaries in Section 10.]	Same as owner
	City		State	Zip code
Name
	☐ Male ☐ Female ☐ Entity	Date of birth	Tax I.D. (SSN or TIN)

	Relationship to owner		Type of beneficiary ☐ Primary ☐ Contingent	Percentage	%
Address
	City		State	Zip code
Name
	☐ Male ☐ Female ☐ Entity	Date of birth	Tax I.D. (SSN or TIN)

	Relationship to owner		Type of beneficiary ☐ Primary ☐ Contingent	Percentage	%
Address
	City		State	Zip code
7. Optional Death Benefit Riders (Subject to state availability; additional charges apply - see Prospectus)

[Maximum issue age for these riders is 75.]	[	☐ Highest Anniversary Value Death Benefit
☐ 5% Death Benefit Increase1, [2]
☐ Premier Death Benefit1, [2]
☐ Estate Enhancement Benefit1, [2], [3]
[1] Not available in Washington
[2] Not available in combination with Living Benefit Riders in Section 8
[3] Not available with 5% Death Benefit Increase or Premier Death Benefit in New Jersey]
[If selecting a joint option, on a qualified plan type, the primary beneficiary must be the designated life.]	8. Optional Living Benefit Riders (Subject to state availability; additional charges apply - see Prospectus)
	[	Minimum and maximum age requirements may apply - see Prospectus for details.
Choose only one
☐ Encore Lifetime Income - Single
☐ Encore Lifetime Income - Joint
☐ Ovation Lifetime Income II - Single
☐ Ovation Lifetime Income II - Joint
☐ Guaranteed Minimum Income Benefit]

ICC12-70215 Rev 3-2012	Page 2 of 5

9. Replacement

[Please be aware that client and representative/agent responses in Sections 9 and 15 must match.	Do you have any existing life insurance or annuity contracts? Will the contract applied for replace or change an existing life insurance or annuity contract? If yes, complete the section below.			☐ Yes ☐ Yes	☑ No ☑ No
	Company Name		Life/ Annuity	Policy/Contract Number	Year Issued
If yes, a State Replacement form is required to be signed, dated and enclosed with this application for most states.]

10. Special Instructions

[Minimum purchase payment is $10,000.	11. Purchase Payment Method Approximate Amount $ 25,000 Purchase payment submitted via:

Make checks payable to Minnesota Life.]	☑ Check with application ☐ Non-Qualified Transfer	☐ Client initiated rollover ☐ Direct Transfer/Rollover	☐ 1035 exchange
12. Notice to Applicant

Any person who knowingly presents a false statement in an application for insurance may be guilty of a criminal offense and subject to penalties under state law.
13. Electronic Prospectus Authorization

[Please enter your initials on this line if you are authorizing e-delivery of your documents.]	JD Owner’s Initials	Yes, I would like to receive electronic copies of the variable annuity and/or variable life insurance prospectus(es), privacy policies, underlying fund company prospectus(es) and supplements, underlying fund semiannual and annual reports and supplements rather than paper copies. I understand I will: receive a communication directing me to the Minnesota Life internet web site address where the documents will be available, be notified when new, updated prospectuses, privacy policies, reports and supplements for contracts become available, and continue to receive my statements in the mail. I understand and acknowledge that I: have the ability to access the internet and will need Adobe Acrobat Reader in order to view the documents, am responsible for any subscription fees an internet service provider might charge for internet access, (Minnesota Life does not charge a fee for electronic delivery), may request specific documents in paper form at any time without revoking this consent, and can revoke this consent at any time by calling Minnesota Life’s Service Center at 1-800-362-3141 or writing to the address PO Box 64626, St. Paul, MN 55164-0628. I also understand that Minnesota Life will rely on my signature as consent to receive all of the above mentioned disclosure documents for all Minnesota Life products currently owned and any purchased in the future, until this consent is revoked.

ICC12-70215 Rev 3-2012	Page 3 of 5

14. Owner/Annuitant Signatures

I acknowledge that I have received and understand the current prospectus. I understand that all payments and values provided by this contract, when based upon the investment experience of a variable annuity account, are variable, may increase or decrease and are not guaranteed as to dollar amount.

Amounts from the guaranteed term account withdrawn, surrendered, or applied to provide annuity payments prior to the end of the guarantee period will be subject to a market value adjustment. The market value adjustment may increase or decrease the values available in this contract.

If I am an active duty member of the United States Armed Forces (including active duty military reserve personnel), I confirm that this application was not solicited and/or signed on a military base or installation, and I have received from the registered representative the Military Personnel Financial Services Disclosure for Annuity Sales (form F72467) disclosure required by Section 10 of the Military Personnel Financial Services Protection Act.

I/we represent that the statements and answers in this application are full, complete, and true to the best of my/our knowledge and belief. I/we agree that they are to be considered the basis of any contract issued to me/us. I/we have read and agree with the applicable statements. The representative left me/us the original or a copy of the written or printed communications used in this presentation.

Contract owner’s signature
/s/ Johan Doe X

	Signed in (city) Anytown	State MN	Date 4-18-2012
Joint contract owner’s signature, if any

X
	Signed in (city )	State	Date
	Annuitant’s signature ( if other than the owner)		Date

X
	Joint annuitant’s signature, if any		Date

X
15. To Be Completed By Representative/agent
[Representative/ agent responses must match client responses in Section 9.	To the best of my knowledge and belief, this applicant has existing life insurance or annuity contracts.		☐ Yes	☑ No

	To the best of my knowledge and belief, the contract applied for will replace or change an existing life insurance or annuity contract.		☐ Yes	☑ No

All representatives/ agents involved in this sale must sign this application.	No written sales materials were used other than those furnished by the Home Office. I believe the information provided by this client is true and accurate to the best of my knowledge and belief.
	Representative/agent name (print)	Representative/agent code
	James Smith	11111		100%
Representative/agent signature
Representative/agent split must total 100%.]	X /s/ James Smith
	Representative/agent name (print)	Representative/agent code
%
Representative/agent signature
X
	Representative/agent name (print)	Representative/agent code
%
Representative/agent signature
X

[! One option must be selected.]	[Please choose a compensation option below:
☑ U ☐ U/T ☐ U/T-3 ☐ L]

ICC12-70215 Rev 3-2012	Page 4 of 5

16. To Be Completed By Broker - Dealer

Broker - dealer name	Date	Signature of authorized dealer
Smith Inc.	4-18-2012	Samuel Smith X
Principal signature	Date	Special note
Stephen Anderson X	4-18-2012
17. To Be Completed By Minnesota Life

Accepted by Susan Johnson		Date 4-18-2012	Contract number 11111

ICC12-70215 Rev 3-2012	Page 5 of 5